EXHIBIT 10.22
                                  -------------


                         AGREEMENT FOR PURCHASE AND SALE
                            OF PARTNERSHIP INTERESTS

         THIS AGREEMENT FOR PURCHASE AND SALE OF PARTNERSHIP INTERESTS (the "Agreement"), effective as of this 5th day of August, 1999 (the "Effective Date"), among Unique SEI Holdings, Inc., a Florida corporation ("Holdings"), Max's Beach Grill, Inc., a Florida corporation, Unique Brickell, Inc., a Florida corporation, Unique Weston, Inc., a Florida corporation (collectively, the "General Partners" and collectively, with Holdings, referred to as "Sellers"), and Sforza Enterprises Inc., a Florida corporation ("Buyer").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Holdings is the owner of 48% limited partnership interests and the General Partners are the owners of a 1% general partnership interest (collectively, the "Partnership Interests") in each of Max's Beach Grill, Ltd., Unique Brickell, Ltd. and Unique Weston, Ltd., limited partnerships organized under the laws of the State of Florida (the "Partnerships"); and

         WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer the Partnership Interests on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and adequacy are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                    ---------

                 Sale and Purchase of the Partnership Interests
                 ----------------------------------------------
                               and Purchase Price
                               ------------------

         1.1 Sale of Partnership Interests. Upon the terms and subject to the conditions of this Agreement, Sellers hereby sell, assign, transfer, convey and deliver to Buyer or to wholly-owned subsidiaries of Buyer listed in Section 1.2 below (collectively, "Purchasers"), and Purchasers hereby purchase and acquire the Partnership Interests, effective as of the date hereof. Sellers have each executed and delivered to Purchasers, respectively, Assignments of Partnership Interest, receipt of which is hereby acknowledged.

         1.2 Purchase Price and Method of Payment. In consideration for the purchase by Buyer of the Partnership Interests, Buyer hereby pays to Sellers a purchase price of One Hundred Sixty Thousand and No/100 Dollars ($160,000.00) and certain stock options (the "Purchase Price"), as set forth below, the cash purchase price to be allocated as follows:

                                                                                        Purchasers
                                                                                        ----------
         Max's Beach Grill, Ltd.
                  Limited Partnership Interest                    $52,333.33            Buyer
                  General Partnership Interest                     $1,000.00            Beach Place GP, Inc.

         Unique Brickell, Ltd.
                  Limited Partnership Interest                    $52,333.33            Buyer
                  General Partnership Interest                     $1,000.00            Brickell GP, Inc.

         Unique Weston, Ltd.
                  Limited Partnership Interest                    $52,333.33            Buyer
                  General Partnership Interest                     $1,000.00            Weston GP, Inc.
                                                                   ---------

                                                     Total       $160,000.00
                                                                 ===========

                  (a) Buyer has transmitted to Sellers One Hundred Sixty Thousand and No/100 Dollars ($160,000.00) by bank wire transfer of immediately available funds to such bank accounts as have been designated in writing by Sellers, receipt of which funds is acknowledged by Sellers.

                  (b) Buyer has granted to Sellers an option to purchase up to 20,000 shares of Buyer's common stock, in the form attached hereto as Exhibit A (the "Options"). The Options shall be exercisable at $2.50 per share.

         1.3 Further Assurances. The parties shall, on request, on or after the Effective Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or instruments and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement or to respond to the satisfaction of the Sellers to any activity by any federal or state agency, department or board.


                                   ARTICLE II

                    Representations and Warranties of Sellers
                    -----------------------------------------

         2.1 Representations and Warranties of Sellers. Sellers represent and warrant to Buyer as follows:

                  (a) Due Organization. Each of the Sellers is duly organized and validly existing as a corporation under the laws of the State of Florida. The Sellers have all necessary governmental approvals and permits and required corporate power and lawful authority to own their properties and to conduct the businesses in which they are currently engaged.

                  (b) Authorization. The Board of Directors of Holdings and the shareholders of the General Partners have approved this Agreement and the transactions contemplated hereby, and have authorized the execution of this Agreement by its respective officers. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Holdings. Holdings has delivered to Buyer a copy of the approving resolutions of its shareholders, certified by its Secretary.

                  (c) Power and Authority. Sellers have the right, power, legal capacity, and authority to enter into and perform their obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated by Sellers. Except as provided in this Agreement, no consent, approval or authority of any nature, or other action, by any person or entity, or any agency, bureau or department of any government, is required in connection with the execution and delivery of this Agreement by any of the Sellers, and the consummation by any of the Sellers of the transactions provided for herein. Assuming all appropriate action has been taken by the Board of Directors of each of the General Partners, as to which Sellers make no representation, this Agreement constitutes, and each document or instrument to be executed by Sellers, pursuant to the terms hereof, upon its execution and delivery will have been duly executed and delivered and will constitute, the valid and legally binding respective obligations of each of the persons executing each of such documents and instruments, enforceable in accordance with their respective terms.

                  (d) Title to Partnership Interests. Sellers own beneficially and of record the Partnership Interests, free and clear of all liens, claims, restrictions and encumbrances whatsoever except those set forth in the Partnership Agreements and, upon payment by Buyer of the Purchase Price to Sellers, Buyer will acquire good title to the Partnership Interests, free and clear of all liens, charges, claims, options, pledges, restrictions and encumbrances whatsoever except those set forth in the Partnership Agreement.

                  (e) Accuracy. All information, certificates, documents and instruments furnished by Sellers to Buyer in connection with this Agreement, or any other transaction contemplated by this Agreement, are or will be true and complete in all material respects as of the Effective Date, and neither this Agreement nor any information, certificate, document or instrument furnished by Sellers to Buyer in connection with this Agreement, or any other transaction contemplated by this Agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state a material fact necessary in order to make the statements included herein or therein not misleading in light of the circumstances under which they were made.

         2.2 Representations and Warranties of General Partners and Holdings.
             ----------------------------------------------------------------

         The General Partners represent and warrant to Buyer as follows, and Holdings represents and warrants to the best of its knowledge as follows:

                  (a) Due Organization. Each of the Partnerships is duly organized and validly existing as a limited partnership under the laws of the State of Florida. Each Partnership has all necessary governmental approvals and permits and required power and authority to own its properties and to conduct the business in which it is currently engaged.

                  (b) Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, will not result in or constitute any of the following: (i) a default, breach, violation, termination, failure of condition, or an event that, with notice or lapse of time or both, would be a default, breach, violation, termination, or failure of condition of any provision of the Articles of Incorporation or By-Laws of any of the Sellers, or any provision of any agreement, instrument, or arrangement to which any of Sellers is a party, or by which any of their property (including the Partnership Interests) is bound, except the Partnerships' leases of their respective restaurant premises and the Max's Beach Grill, Ltd. equipment lease of April 7, 1997 (the "Leases"); (ii) an event that would accelerate the maturity of any indebtedness or other obligation of any of the Partnerships or any of Sellers, other than the Leases; (iii) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on any of the Partnership Interests, or on any of the properties or other interests of any of the Partnerships or any of the Sellers; or (iv) a violation of any provision of applicable law, except with respect to any permits or licenses of their respective restaurants.

                  (c) Compliance with Law. The Partnerships are each in material compliance with all applicable statutes, ordinances, administrative interpretations, rulings and regulations. Without limiting the foregoing, the Partnerships have all required licenses, permits, certificates and authorizations needed for the conduct of their business as now being conducted and copies are attached hereto as Exhibit B. None of the Partnerships have received any notice, not heretofore complied with, from any governmental authority that any of its properties, equipment or business procedures or practices fails to comply with any applicable law or regulation, except that the restaurant operated by Unique Brickell, Ltd. has been notified by the Department of Business and Professional Regulation - Division of Alcoholic Beverage & Tobacco ("AB&T") that the outside walkway being used by Riverwalk customers may have the effect of destroying the contiguity of the restaurant's outside area in violation of its alcoholic beverage license, which problem is in the process of being resolved among AB&T, the landlord and Unique Brickell, Ltd.

                  (d) Litigation. Except as provided in Section 2.2(c), there are no actions, suits or proceedings pending, and there are no investigations pending, or threatened to which any of the Partnerships are or will be a party, or which relate, directly or indirectly, to the operations, properties, prospects or condition of the business of the Partnerships, before or by any federal, state, municipal or other governmental department or commission or court or arbitrator, except for Houdini v. Max's Beach Grill, Ltd., a slip and fall case being defended by an insurance carrier. Sellers do not know or have reasonable grounds to know of any basis for any such action, proceeding or investigation in the future, other than possible claims by lessors under the Leases with respect to the transactions provided for herein, the item disclosed in Section 2.2(c) and any failure of Buyer to obtain necessary approvals for the transfer of any permits or licenses to Buyer, including approval from AB&T for transfer of the existing alcoholic beverage license, and routine, non-material incident reports.

                  (e) Taxes. All tax returns and reports of the Partnerships required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges which are assessable with respect thereto and due and payable have been paid.

                  (f) Title to Properties. The Partnerships have good, marketable and valid title to the properties and assets reflected on the balance sheet as of May 23, 1999 and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, except liens for current taxes not due and equipment lease obligations.


                                   ARTICLE III
                                   -----------

                     Representations and Warranties of Buyer
                     ---------------------------------------

         Buyer hereby represents and warrants to Sellers as follows:

         3.1 Due Organization. Purchasers are each duly organized and validly existing as corporations under the laws of the State of Florida.

         3.2 Power and Authority. Purchasers have the right, power, legal capacity and authority to enter into and perform their obligations under this Agreement, and to consummate the transactions contemplated hereby to be consummated by Purchasers. No consent, approval or authority of any nature, or other action, by any person or entity, or any agency, bureau or department or any government or any subdivision thereof, is required in connection with the execution and delivery of this Agreement by Purchasers, and the consummation by Purchasers of the transactions provided for herein. This Agreement constitutes, and each document or instrument to be executed by Buyer, pursuant to the terms hereof upon its execution and delivery, will have been duly executed and delivered and will constitute, the valid and legally binding respective obligations of the person executing each of such documents and instruments, enforceable in accordance with its terms. The execution and delivery of this Agreement by Buyer has been duly authorized by all necessary corporate action of Purchasers, respectively.


                                   ARTICLE IV
                                   ----------

                          Other Agreements and Releases
                          -----------------------------

         4.1 Other Agreements. Sellers acknowledge that simultaneously with the closing of this Agreement, Buyer and the Partnerships are entering into agreements with Unique Restaurant

Concepts, Inc. ("Unique"), an affiliate of certain of Sellers, (a) terminating the Management Agreement of December 30, 1997 between Unique and the Partnerships relating to the restaurants owned by the Partnerships, and (b) amending and restating the License Agreements of December 30, 1997 between Unique and the Partnerships in part to provide for certain license fees to be payable to Unique with regard to certain of the restaurants now owned by the Partnerships.

         4.2      Release.
                  --------

                  (a) Release by Buyer. As of the Effective Date, the Purchasers hereby releases the Sellers and all of their shareholders, directors, officers, agents, affiliates, successors and assigns (collectively, the "Seller Group"), from all liabilities, actions, causes of actions, claims, counterclaims, defenses, offsets, charges, obligations and demands whatsoever (whether known or unknown, direct or indirect, contingent or noncontingent) at law, in equity or otherwise (collectively, the "Claims"), which the Buyer ever had, now has or may hereafter have against any members of the Seller Group by reason of any matter, cause or thing whatsoever arising under with respect to or relating to the partnership agreements of the Partnerships, except for (i) any provision of such partnership agreements that expressly survive termination, and (ii) the provisions of this Agreement.

                  (b) Release by Sellers. As of the Effective Date, the Sellers hereby release the Purchasers and the Partnerships and all of their partners, agents, affiliates, successors and assigns (the "Partnership Group") from all Claims which the Sellers ever had, now have or may hereafter have against any member of the Partnership Group by reason of any matter, cause or thing whatsoever arising under, with respect to or relating to the partnership agreements of the Partnerships except for (i) any provision of such partnership agreement that expressly survives termination, and (ii) the provisions of this Agreement.

         4.3      Purchasers' Acknowledgments.  Buyer agrees and acknowledges
                  ----------------------------
                  the following:

                  (a) Since December 30, 1997, Buyer has appointed the majority of the members of the Board of Directors of the General Partners that serve as the sole general partner of each of the Partnerships and, accordingly, Buyer has been in control of the Partnerships;

                  (b) As a result of its position as the majority owner of each of the Partnerships and the party controlling the Board of Directors of each of the Partnerships, Buyer has had full access to all material transactions affecting the Partnerships.

                  (c) Purchasers hereby assume all risk of any defaults under the Leases as a result of this transaction and any claims by any of the lessors resulting from same and hereby agree to indemnify and hold harmless the Seller Group from any such lessor claims including, without limitation, the costs and expenses of any negotiations prior to litigation, any litigation or appeals therefrom.

                  (d) Purchasers understand that the sale of the Partnership Interests by Sellers is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of the private placement exemption under the Act. In connection therewith, Purchasers represent and warrant to Sellers that:

                           (i) Purchasers are aware that there is substantial
risk in purchasing the Partnership Interests, including risk of Purchasers' loss of their entire investment therein, and Purchasers have sufficient liquidity and assets to absorb such loss;

                           (ii) Purchasers are acquiring the Partnership
Interests for their own account, for investment, and not with a view to resale or distribution, in whole or in part, in violation of the Act;

                           (iii) Purchasers have such knowledge and experience
in financial and business matters to be capable of evaluating the merits and risks of its investment in the Partnership Interests;

                           (iv) In deciding to acquire the Partnership
Interests, Purchasers have relied solely upon their knowledge of the Partnerships and their existing businesses and their investigation of same and Purchasers have not acted upon the basis of any other representations and warranties; and

                           (v) Purchasers understand that the Partnership
Interests cannot be sold, transferred or assigned, unless they first are registered under the Act or an exemption from registration is available (and then may be sold only in compliance with all applicable state securities laws).

                                    ARTICLE V
                                    ---------

                                  Miscellaneous
                                  -------------

         5.1 Partnership Agreement. The parties agree that the copies of the Limited Partnership Agreement of each of the Partnerships and any amendments thereto, attached hereto as Exhibit C, are true and complete and in effect on the date hereof.

         5.2 Partners. The parties agree that attached hereto as Exhibit D is a true and correct list of all partners of the Partnerships and the percentage interest held by each.

         5.3 Brokers. Each of the parties represents and warrants that such party has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as such party knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

         5.4 Transaction Costs. Each party hereto shall pay all of its respective costs and expenses (including attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred in connection with the formation, execution and delivery of this Agreement.

         5.5 Entire Agreement. This Agreement and all exhibits and schedules attached to this Agreement, if any, represent the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

         5.6 Tax Liabilities. Sellers shall pay and be responsible for all taxes with respect to income attributable to the Partnership Interests and its share of the Partnerships' business and operations in the period ending on the Effective Date, and all prior years, and pay when due all taxes due and owing with respect thereto. The parties agree that as of the Effective Date, Buyer is appointed the tax matters partner of the Partnerships pursuant to Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended, and shall cause to be prepared all federal and any required state and local income tax returns of the Partnerships for all periods and subsequent to December 31, 1998 and, in connection therewith, to make any available or necessary federal income tax elections. The books of the Partnership shall be closed on the Effective Date for income tax purposes.

         5.7 Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         5.8 Assignments. No party shall assign his or its rights or obligations under this Agreement without the prior written consent of each other party to this Agreement.

         5.9 Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

         5.10 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, other legal representatives, heirs and permitted assigns, whether so expressed or not. Any rights given or duties imposed upon the estate of a deceased shareholder shall inure to the benefit of and be binding upon the fiduciary of such decedent's estate in his fiduciary capacity.

         5.11 Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of the Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         5.12 Press Release. The disclosure of this transaction shall initially be made by press release in the form reviewed by the parties. Except as otherwise required by law, all future disclosure shall be consistent with the press release and neither party shall make disparaging remarks about the other.

         5.13 Severability. If any provision of this Agreement or any other agreement entered into pursuant to this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         5.14 Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy under this Agreement. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         5.15 Third Parties. Unless expressly stated in this Agreement to the contrary, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         5.16 Remedies Cumulative. Except as otherwise expressly provided in this Agreement, no remedy in this Agreement conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy under this Agreement shall preclude any other or further exercise thereof.

         5.17 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

         5.18 Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

         5.19 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

         5.20 Survival. All covenants, agreements, representations and warranties made in this Agreement or otherwise made in writing by any party pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         SELLERS:

                                         UNIQUE SEI HOLDINGS, INC.

                                         By: /s/ Dennis Max
                                            -------------------------------
                                             Dennis Max, President


                                         MAX'S BEACH GRILL, INC.

                                         By: /s/ Gerald J. Visconti, Jr.
                                            -------------------------------
                                            Gerald J. Visconti, Jr., President


                                         UNIQUE BRICKELL, INC.

                                         By: /s/ Gerald J. Visconti, Jr.
                                            -------------------------------
                                            Gerald J. Visconti, Jr., President


                                         UNIQUE WESTON, INC.

                                         By: /s/ Gerald J. Visconti, Jr.
                                            -------------------------------
                                            Gerald J. Visconti, Jr., President


                                         BUYER:

                                         SFORZA ENTERPRISES INC.


                                         By: /s/ Gerald J. Visconti, Jr.
                                            -------------------------------
                                            Gerald J. Visconti, Jr., President

                                    EXHIBITS
                                    --------


EXHIBIT A         Form of Option to Purchase Common Stock
---------

EXHIBIT B         Licenses, Permits, Certificates and Authorizations of the
---------         Partnerships

EXHIBIT C         Limited Partnership Agreements
---------

EXHIBIT D         Partners
---------


                               (Exhibits Omitted)


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